UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2006

	Exact name of registrant as specified in its charter		I.R.S.
Commission	and principal office address and telephone	State of	Employer
File Number	number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc.	Virginia	52-2210912
101 Constitution Ave., N.W.
Washington, D.C. 20080
(703) 750-2000

0-49807	Washington Gas Light Company	District of	53-0162882
	101 Constitution Ave., N.W.	Columbia
	Washington, D.C. 20080	and Virginia
(703) 750-4440
Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On January 4, 2006, the Office and Professional Employees International Union, Local No. 2 (A.F.L.-C.I.O.) (Local 2), ratified a thirty-nine month labor contract effective on January 1, 2006 with Washington Gas Light Company (Washington Gas), a wholly owned subsidiary of WGL Holdings, Inc. The provisions of this new contract include the following terms:
•	General wage increases of 2.75 percent effective January 1, 2006, 3.0 percent effective April 1, 2007, and 3.5 percent effective April 1, 2008. The new contract expires on March 31, 2009;

•	A bonus of $775 for members to recognize their early ratification of the agreement;

•	An increase in the amount of the employee medical plan contribution to 15 percent of the total cost, beginning January 1, 2007 and adjusting annually to maintain this cost-sharing arrangement. This is consistent with the current cost-sharing arrangement for management employees and the cost-sharing arrangement that will become effective on January 1, 2007 for retirees who participate in Washington Gas’ medical benefits program;

•	An enhanced pension benefit formula for Local 2 employees who retire from company service beginning in calendar year 2007;

•	Simplified short-term disability and sick time programs, which will be aligned with other Washington Gas, union eligible employees’ programs; and

•	Employment security for Local 2 employees hired on or before April 1, 1995.
This contract covers approximately 290 employees, and replaces a previous collective bargaining agreement that was scheduled to expire on March 31, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: January 11, 2006	/s/ Mark P. O’ Flynn

Mark P. O’Flynn
Controller
(Principal Accounting Officer)